UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 15, 2008

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CONSERVATOR’S DETERMINATION RELATING TO 2008 ANNUAL INCENTIVE PLAN BONUS PAYMENTS AND LONG-TERM INCENTIVE AWARDS

As in 2006 and 2007, Fannie Mae’s compensation of its executive officers for 2008 was to include three principal components: (i) salary, (ii) cash bonuses under the company’s Annual Incentive Plan, or AIP, which focuses on both corporate and individual performance during the year against objectives established by the Board of Directors at the beginning of the year, and (iii) long-term incentive awards, which generally have been made in the form of restricted stock. A more complete description of the company’s Annual Incentive Plan and the long-term incentive stock awards is included in the company’s definitive proxy statement, which was filed with the Securities and Exchange Commission (the "SEC") on Schedule 14A on April 4, 2008.

On September 15, 2008, given the overall performance of the company relative to the goals outlined, the conservator determined that no executive officer of Fannie Mae would be entitled to receive a cash bonus under the company’s AIP or a long-term incentive award. In addition, the conservator determined that long-term incentive awards in the form of restricted stock would not be made to any executive officer for 2008. As a result, the compensation arrangements of the company’s named executive officers and our Chief Financial Officer have been materially modified.

CONSERVATOR’S DETERMINATION RELATING TO RETENTION PLAN
AND 2009 ANNUAL COMPENSATION PLAN

On September 15, 2008, the conservator approved the establishment of an employee retention program and the broad framework of the company’s 2009 annual compensation program. These programs are based on three primary principles, as follows.

• providing meaningful financial incentives for employees to remain at the company while recognizing that other companies in the mortgage business that survive this housing crisis are likely to be paying far less this year in non-salary compensation than in prior years;
• maintaining current salaries and providing cash awards structured to achieve employee retention goals; and
• ensuring that total individual compensation under the retention program and under the 2009 compensation program is based on both individual and corporate performance.

Retention Plan

Under the retention plan, all employees who were eligible for a bonus under the AIP or other bonus payments for 2008 performance are eligible to receive a cash retention award. For our officers who were previously eligible for a bonus under the AIP, the pool from which we will pay the retention awards will be funded at an amount equal to 75% of the aggregate 2008 bonus target amounts that previously had been established for these employees. The amount actually paid to any individual as a retention award will vary significantly based on the individual’s performance and the criticality to the company of the position that the individual holds. Under the terms of the retention plan, individual awards are permitted to range from 0% to 150% of the individual’s target AIP bonus.

Among the employees eligible to receive a cash retention award are the current named executive officers who remain with the company and the Chief Financial Officer. If any of these executive officers receives a retention award, the award will be payable in four installments, three of which will be paid if that executive officer remains employed by Fannie Mae on the payment date (each, a "service-based payment") and one of which will be payable only if that executive officer continues to be employed by Fannie Mae, and Fannie Mae also achieves certain corporate performance goals to be established in the future and approved by the conservator (a "performance-based payment"). Of the total retention award, 67% will be service-based payments, payable as follows: 30% in December 2008, 30% in April 2009, and 40% in November 2009. The remaining 33% will be payable in February 2010 if Fannie Mae has met the performance goals that will be established in the future and that must be approved by the conservator.

2009 Annual Compensation Plan

Fannie Mae currently expects that the compensation of its officers, including the executive officers identified above, for 2009 would consist of three principal components: (i) salary, (ii) cash bonuses under a plan that will continue to focus on both corporate and individual performance during 2009 against pre-established objectives, and (iii) long-term incentive deferred cash awards. The amount of the long-term incentive deferred cash awards will be determined in early 2009 based on individual performance and market compensation levels, and will vest over two years, with 50% of the award payable in early 2010 and the remaining 50% payable in 2011. The vesting of these awards will be based on corporate performance criteria for 2009, and possibly on additional corporate performance criteria for 2010. Corporate performance goals for 2009 are expected to be established in late 2008 or at the beginning of 2009. While we are in conservatorship, the conservator retains the authority to approve both the terms of payment, and the amount of any payment, of salary, cash incentive bonus, and long-term incentive deferred cash award to any executive officer of Fannie Mae, and to modify any such arrangements.

Compensation of President and Chief Executive Officer

At this time, the compensation arrangements for Herbert M. Allison, Jr., who became Fannie Mae’s President and Chief Executive Officer on September 7, 2008, have not been determined, including whether or not Mr. Allison’s 2009 compensation will have the components described above under "2009 Annual Compensation Plan." It has been determined, however, that Mr. Allison will not be eligible for a retention award.

ADOPTION BY FHFA OF REGULATION RELATING TO GOLDEN PARACHUTE

FHFA has issued interim final regulations, which indicate that those regulations implement 12 U.S.C.§ 4518 (e)(2), which is part of the Housing and Economic Reform Act. The release announcing the interim final regulations sets forth factors to be considered by the Director of FHFA, in its capacity as principal regulator of Fannie Mae, to limit golden parachute payments to specified persons. The regulations became effective upon publication in the Federal Register on September 16, 2008. FHFA has requested public comment on all aspects of the regulations within 45 days of this effective date. The regulations as published in the Federal Register were amended on September 17, 2008. In addition, pursuant to a filing by FHFA with the Office of Federal Register on September 19, 2008 (and posted on the Electronic Public Inspection Desk of the Office of the Federal Register), these regulations will be further amended, effective upon publication in the Federal Register, which is expected on September 23, 2008.

Under 12 U.S.C. § 4518, the Director of FHFA may prohibit or limit Fannie Mae from making any "golden parachute payment" to specified categories of persons, including its named executive officers, by regulation or order using the factors in the interim final regulations. A "golden parachute payment" is defined in the interim final regulations to include any payment that: (1) either is contingent on, or by its terms is payable on or after, the termination of a person’s primary employment or affiliation with Fannie Mae; and (2) is received on or after the date on which a conservator was appointed for Fannie Mae. Under the interim final regulations, the term "golden parachute payment" does not include certain payments including (1) a payment made pursuant to a tax-qualified pension or retirement plan, (2) a payment pursuant to a bona fide deferred compensation plan or arrangement which the Director of FHFA determines, by regulation or order, to be permissible, or (3) a payment made by reason of death or by reason of termination caused by disability.

DEPARTURE OF MEMBERS OF FANNIE MAE’S BOARD OF DIRECTORS

On September 11, 2008, Fannie Mae filed a current report on Form 8-K with the Securities and Exchange Commission regarding the appointment of FHFA, as Fannie Mae’s conservator and disclosing that, as conservator and by operation of law, FHFA immediately succeeded to all rights, titles, powers and privileges of Fannie Mae, and of any director of Fannie Mae with respect to Fannie Mae and its assets. Fannie Mae further disclosed that the Board of Directors no longer had the power or duty to manage, direct or oversee the business and affairs of Fannie Mae. On September 18, 2008, Leslie Rahl, Greg C. Smith, and John K. Wulff resigned from the Board of Directors of Fannie Mae.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

September 19, 2008	By:	Herbert M. Allison, Jr.

Name: Herbert M. Allison, Jr.
Title: President and Chief Executive Officer